UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2018

ENTERPRISE PRODUCTS PARTNERS L.P.
    (Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana, 10th Floor Houston, Texas 77002 (Address of Principal Executive Offices, including Zip Code)
(713) 381-6500 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

   Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

7.01  Regulation FD Disclosure.

As previously disclosed, in December 1998, Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), announced a repurchase program with respect to the Partnership’s common units representing limited partner interests (“Common Units”) whereby the Partnership, together with certain affiliates, could repurchase up to an aggregate of 4,000,000 Common Units in open market transactions through the New York Stock Exchange.  As of December 31, 2017 and September 30, 2018, the Partnership and its affiliates could repurchase up to 1,236,800 additional Common Units under this program.

During the three months ending December 31, 2018, the Partnership purchased an aggregate of 1,236,800 Common Units under the repurchase program, representing all of the remaining Common Units available under the repurchase program.

The following table summarizes the repurchase activity under the repurchase program during the three months ending December 31, 2018:

Period	Total Number of Units Purchased (1)	Average Price Paid per Unit	Total Number of Units Purchased as Part of Publicly Announced Program	Maximum Number of Units That May Yet Be Purchased Under the Program
October 2018	--	--	--	1,236,800
November 2018	--	--	--	1,236,800
December 2018	1,236,800	$ 24.9248	1,236,800	--
Total	1,236,800	$ 24.9248	1,236,800	--

(1)   All repurchases described in this table were made by the Partnership pursuant to the program that was publicly announced on December 22, 1998 whereby the Partnership, together with certain affiliates, could repurchase up to an aggregate of 4,000,000 Common Units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
	By:	Enterprise Products Holdings LLC, its General Partner

Date: December 20, 2018	By:	/s/ R. Daniel Boss
	Name:	R. Daniel Boss
	Title:	Senior Vice President - Accounting and Risk Control of the General Partner

	By:	/s/ Michael W. Hanson
	Name:	Michael W. Hanson
	Title:	Vice President and Principal Accounting Officer of the General Partner

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